EXHIBIT 99.1

 Immersion Corporation Reports Second Quarter 2007 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Aug. 2, 2007--Immersion Corporation (NASDAQ:IMMR), a leading developer and licensor of touch feedback technology, today announced its second quarter 2007 financial results. Revenues were $8.6 million for the quarter ended June 30, 2007 or 29% higher when compared to revenues of $6.7 million for the second quarter of 2006.

    Net income for the second quarter was $176,000 compared to a net loss of $2.4 million for the second quarter of 2006. Diluted earnings per share were $0.01 for the quarter compared to $(0.10) loss per share for the second quarter of 2006.

    Revenues were $15.0 million for the six months ended June 30, 2007 compared to revenues of $12.7 million for the first six months of 2006. Net income for the first six months of 2007 was $122.6 million, or $4.03 diluted earnings per share, compared to a net loss of $(5.3) million, or $(0.22) loss per share, for the first six months of 2006.

    "Second quarter revenue from our Medical, Gaming, and Touch
Interface Products groups led our 29% revenue growth over the second quarter of last year," said Victor Viegas, Immersion CEO and president. "Our back-to-back profitable quarters this year reflect our continued efforts to achieve sustained profitability."

    As of June 30, 2007, Immersion had cash, cash equivalents, and short-term investments totaling $135.5 million compared to $137.6 million as of March 31, 2007. In a press release on July 27, 2007, Immersion announced it notified the holders of its convertible Debentures that it will redeem the Debentures at the end of a thirty day notice period unless they elect to convert the outstanding principal and accrued interest into shares of Immersion's common stock within that period.

    "We now have the financial base to pursue significant revenue growth from our many opportunities in existing and new markets," continued Viegas. "As a result of our June agreement with Nokia, the number one maker of mobile devices, we now have licensed our VibeTonz(R) technology to three of the top five handset makers, thereby creating the potential for a significant increase in the number of VibeTonz-enabled mobile devices and the type and amount of content available for them. In addition, during the quarter we launched an exciting new medical simulation platform, the LaparoscopyVR(TM) system, that can address training needs across multiple disciplines including general surgery, gynecology, pediatrics, and urology."

    Immersion will host a conference call with company management on Thursday, August 2, 2007, at 5:00 p.m. Eastern time to discuss operating results for the second quarter ended June 30, 2007. A question and answer session will follow. To listen to the call, dial +1 800.374.2366 approximately five minutes prior to the start of the call and enter confirmation number 6600766. The call will be archived and available for replay until August 9, 2007, by dialing +1
800.642.1687 and entering confirmation number 6600766. The call will also be simulcast on the Internet through Immersion Corporation's Web site, http://www.immersion.com. An audio replay of the call will be archived and available at www.immersion.com for replay until August 2, 2008.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion's advanced touch feedback technology (www.immersion.com/corporate/products/), electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion's technology is deployed across automotive, entertainment, industrial controls, medical training, mobility, and three-dimensional simulation markets. Immersion's patent portfolio includes over 600 issued or pending patents in the U.S. and other countries.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, profitability targets or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements regarding an action or inaction regarding redemption or conversion of debentures; any statements concerning the breadth of and timeline to implement touch feedback technology into handset models or touchscreens or into games or other content, or release of VibeTonz-enabled handsets; any statements regarding consumer response that may occur as a result of having touch feedback in handsets or content; any statements concerning consumer response that may occur as a result of the new simulator release, or consumer or market acceptance of simulator products for medical training, continuing education or evaluation; any statements regarding consumer or market acceptance of touch feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion's expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with ongoing and prospective litigation.

    For a more detailed discussion of these factors and other factors that could cause Immersion's actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion, Immersion logo, LaparoscopyVR, and VibeTonz are trademarks of Immersion Corporation in the U.S. and other countries. All other trademarks are the property of their respective owners.



                        Immersion Corporation
           Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)


                                   Three Months        Six Months
                                  Ended June 30,     Ended June 30,
                                   2007     2006      2007      2006
                                 -------- -------- ---------- --------
Revenues:
  Royalty and license            $ 2,747  $ 1,702  $   4,958  $ 3,612
  Product sales                    5,289    3,917      8,879    7,283
  Development contracts and
   other                             559    1,034      1,172    1,790
                                 -------- -------- ---------- --------
        Total revenues             8,595    6,653     15,009   12,685
                                 -------- -------- ---------- --------

Costs and expenses:
  Cost of product sales
   (exclusive of amortization of
   intangibles shown separately
   below)                          2,427    1,802      3,970    3,157
  Sales and marketing              3,030    3,009      5,733    6,086
  Research and development         2,513    1,802      5,056    3,531
  General and administrative       3,122    2,296      6,381    5,107
  Amortization of intangibles        242      219        496      429
  Litigation conclusions and
   patent license                      -     (400)  (134,900)  (1,050)
                                 -------- -------- ---------- --------
        Total costs and expenses  11,334    8,728   (113,264)  17,260
                                 -------- -------- ---------- --------

Operating income (loss)           (2,739)  (2,075)   128,273   (4,575)
Interest and other income
 (expense), net                    1,413     (319)     1,368     (623)
                                 -------- -------- ---------- --------

Income (loss) before provision
 for income taxes                 (1,326)  (2,394)   129,641   (5,198)

Benefit (provision) for income
 taxes                             1,502       15     (7,032)     (87)
                                 -------- -------- ---------- --------

Net income (loss)                $   176  $(2,379) $ 122,609  $(5,285)
                                 ======== ======== ========== ========

Basic net income (loss) per
 share                           $  0.01  $ (0.10) $    4.75  $ (0.22)
                                 -------- -------- ---------- --------


Shares used in calculating basic
 net income (loss) per share      26,297   24,546     25,822   24,483
                                 -------- -------- ---------- --------

Fully diluted net income (loss)
 per share                       $  0.01  $ (0.10) $    4.03  $ (0.22)
                                 -------- -------- ---------- --------


Shares used in calculating fully
 diluted net income (loss) per
 share                            28,619   24,546     30,530   24,483
                                 -------- -------- ---------- --------




                        Immersion Corporation
                Condensed Consolidated Balance Sheets
                            (In thousands)


                                               June 30,   December 31,
                                                 2007         2006
                                              (Unaudited)     (1)
                                              ----------- ------------
ASSETS
  Cash and cash equivalents                   $   110,630 $    32,012
  Short-term investments                           24,890           -
  Accounts receivable, net                          6,691       5,153
  Inventories, net                                  3,090       2,639
  Deferred income taxes                             4,267           -
  Prepaid expenses and other current assets           912       1,179
                                              ----------- ------------
     Total current assets                         150,480      40,983

  Property and equipment, net                       1,859       1,647
  Intangibles and other assets, net                 8,864       7,385
                                              ----------- ------------

TOTAL ASSETS                                  $   161,203 $    50,015
                                              =========== ============

LIABILITIES
  Accounts payable                            $     1,971 $     2,334
  Accrued compensation                              1,697       1,526
  Income taxes payable                              3,083           -
  Other accrued liabilities                         2,056       1,750
  Deferred revenue and customer advances            6,763       1,716
                                              ----------- ------------
     Total current liabilities                     15,570       7,326

Long-term debt                                     18,438      18,122
Long-term liabilities and deferred revenue         13,653      32,559
Long-term customer advance from Microsoft               -      15,000
                                              ----------- ------------
     Total liabilities                             47,661      73,007

STOCKHOLDERS' EQUITY (DEFICIT)                    113,542     (22,992)
                                              ----------- ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY
 (DEFICIT)                                    $   161,203 $    50,015
                                              =========== ============

(1) Derived from Immersion's annual audited consolidated financial statements.

    CONTACT: Immersion Corporation
             Stephen Ambler, +1-408-467-1900
             invest@immersion.com